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                                                                EXHIBIT 10.22










                       FORM OF STOCK PURCHASE AGREEMENT



 THIS STOCK PURCHASE AGREEMENT made this ___ day of _______________, 1998, by and among FLOWERS INDUSTRIES, INC., a Georgia corporation (hereinafter referred to as "Purchaser"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation (hereinafter referred to as "Seller") and KEEBLER FOODS COMPANY, a Delaware corporation (hereinafter referred to as "Keebler").


                              W I T N E S S E T H:


        WHEREAS, Purchaser and Seller are stockholders of Keebler; and

        WHEREAS, Seller has requested, and Purchaser has consented to, a demand registration pursuant to Section 1.1(a) of Annex A of the Stockholders' Agreement;

        WHEREAS, Seller and Purchaser have caused Keebler to file a Registration Statement with the Securities and Exchange Commission relating to the sale of such number of Seller's Shares and Bermore's Shares (other than Acquired Shares) as may be determined by Seller; and

        WHEREAS, if the initial public offering is consummated, Seller and Purchaser have agreed that Purchaser will purchase a portion of Seller's Shares simultaneously with and conditioned upon the Closing, upon the terms and conditions set forth herein.

        NOW, THEREFORE, for and in consideration of the premises and the mutual promises, agreements, representations, warranties and covenants hereinafter set forth, and the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby specifically agreed to and acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS.

           As used herein, the following terms shall have the following meanings unless the context otherwise requires:

           1.1 "Acquired Shares" shall mean 9,581,169 shares of Keebler Stock to be sold by Seller to Purchaser at Closing, representing approximately 11.4% of the outstanding Keebler Stock and which, together with the purchase of the Bermore Purchase Shares, shall

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result in approximately fifty-one percent (51%) ownership of the Keebler Stock, on a fully diluted basis, by Purchaser on the Closing Date.

        1.2 "Affiliate" shall mean any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        1.3 "Agreement" shall mean this Stock Purchase Agreement.

        1.4 "Bermore" shall mean Bermore, Ltd., a Bermuda Limited Company.

        1.5 "Bermore Agreement" shall mean the Stock Purchase and Stockholder's Agreement, among Bermore, Purchaser, Seller and Keebler of even date herewith.

        1.6 "Bermore Purchase Shares" shall mean 1,616,691 shares of Keebler Stock to be sold by Bermore to Purchaser at Closing, representing approximately 1.9% of the outstanding Keebler Stock and which, together with the purchase of the Acquired Shares, shall result in approximately fifty-one percent (51%) ownership of the Keebler Stock, on a fully diluted basis, by Purchaser on the Closing Date.

        1.7 "Bermore's Shares" shall mean the shares of Keebler Stock owned by Bermore.

        1.8 "CEO Consent Period" shall have the meaning set forth in Section 13.1.3.

        1.9 "Closing" shall mean the consummation of the sale of the Acquired Shares pursuant to the terms and conditions of this Agreement.

        1.10 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 7.1.

        1.11 "DGCL" shall mean the General Corporation Law of the State of Delaware.

        1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.13 "Extension Period" shall have the meaning set forth in Section
13.4.

        1.14 "GFI Stockholder's Agreement" shall mean that certain GFI Stockholder's Agreement dated as of June 4, 1996 by and among Keebler, G. F. Industries, Inc., Seller and Purchaser.


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        1.15 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and
Improvements    Act of 1976, as amended.

        1.16 "Initial Stock Repurchase Consent Period" shall have the meaning set forth in Section 13.2.1.

        1.17 "IPO" shall mean a public offering of shares of Keebler Stock owned by Seller and Bermore pursuant to the provisions of Section 2.3 hereof.

        1.18 "IPO Price" shall mean the price per share of Keebler Stock at which it will be sold to the public pursuant to the Underwriting Agreement, without giving effect to any underwriting spread, discounts, commissions or reallowances.

        1.19 "Keebler" shall mean Keebler Foods Company, a Delaware corporation, formerly named "INFLO Holdings Corporation."

        1.20 "Keebler Stock" shall mean the common stock, $.01 par value per share, of Keebler.

        1.21 "Lockup Period" shall mean the period set forth in the Underwriting Agreement during which restrictions will be placed on transfers of Keebler Stock by Seller, as such period may be reduced or waived by the Underwriters, with respect to all of the remaining shares of Keebler Stock owned by the Seller upon Closing.

        1.22 "Management" shall mean the members of management of Keebler who either (i) directly own shares of Keebler Stock as of the date hereof or (ii) have been granted stock options by Keebler to purchase shares of Keebler Stock
(A) as of the date hereof, (B) pursuant to stock option plans approved by Seller pursuant to Section 13.1 or (C) pursuant to stock options issued under plans permitted pursuant to the proviso set forth in paragraph (f) of Annex C.

        1.23 "1933 Act" shall mean the Securities Act of 1933, as amended.

        1.24 "Per Share Purchase Price" shall mean the price derived by dividing (i) the sum of (A) one hundred ten percent (110%) of the IPO Price times the aggregate number of Acquired Shares and Bermore Purchase Shares, plus
(B) the lesser of (1) five percent (5%) of the IPO Price times the aggregate number of Acquired Shares and Bermore Purchase Shares, or (2) $13,000,000 by
(ii) the number of Acquired Shares and Bermore Purchase Shares.

        1.25 "Person" shall mean an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        1.26 "Public Float" shall mean the number of shares of Keebler Stock that are available for trading in the public market, and shall not in any event include (i) shares of capital



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stock of Keebler beneficially owned by Seller, Purchaser, Bermore or
Management prior to being sold in a transaction resulting in such shares trading in the public market or (ii) shares of capital stock of Keebler which are subject to statutory, contractual or other restrictions on transfer.

        1.27 "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

        1.28 "Purchaser" shall mean Flowers Industries, Inc., a Georgia corporation.

        1.29 "Registration Statement" shall mean a Registration Statement on Form S-1 in respect of the IPO (File No. 333-42075).

        1.30 "SEC" shall mean the U.S. Securities and Exchange Commission.

        1.31 "Second Stock Repurchase Consent Period" shall have the meaning set forth in Section 13.2.2.

        1.32 "Securities" shall mean (a) Keebler Stock, (b) any other capital stock of Keebler issued after the date hereof and (c) any capital stock of Keebler issued in respect of previously issued capital stock, or in substitution thereof, in connection with any stock split, reverse stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization.

        1.33 "Seller" shall mean Artal Luxembourg S.A., a Luxembourg corporation.

        1.34 "Seller Directors" shall mean members of the Board of Directors of Keebler nominated by Seller pursuant to Section 12.1 hereof.

        1.35 "Seller's Shares" shall mean the shares of Keebler Stock owned by Seller.

        1.36 "Standard Consent Period" shall have the meaning set forth in
Section 13.1.1.

        1.37 "Stockholders' Agreement" shall mean that certain Stockholders' Agreement dated as of January 26, 1996 among Keebler, Seller and Purchaser.

        1.38 "Underwriters" shall mean Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and SBC Warburg Dillon Read Inc.

        1.39 "Underwriting Agreement" shall mean the Underwriting Agreement to be executed contemporaneously with this Agreement among the Underwriters, Keebler, Bermore and Seller in respect of the IPO.


        2. COVENANTS AND UNDERTAKINGS.



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        2.1 Purchase of Acquired Shares.  Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase, the Acquired Shares, free and clear of all liens, claims and encumbrances of any nature at the Closing.

        2.2 Purchase Price and Payment for the Acquired Shares. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Acquired Shares will be equal to the Per Share Purchase Price times the number of Acquired Shares, and shall be payable at Closing in cash by wire transfer in same day funds to an account or accounts specified by Seller.

        2.3 IPO. The parties hereto acknowledge that Keebler has filed the Registration Statement with the SEC for registration of such numbers of Seller's Shares and Bermore's Shares as may be determined by Seller. The parties hereto agree that Seller has requested and Purchaser has consented to a demand registration pursuant to Section 1.1(a) of Annex A of the Stockholders' Agreement, and in connection therewith, agree to use their reasonable best efforts to (i) cause the Registration Statement to be declared effective by the SEC, (ii) engage in all actions reasonably requested by the Seller, Purchaser or the Underwriters in order to effectuate or facilitate the marketing and sale of Seller's Shares and Bermore's Shares and (iii) assist in and take all other actions in furtherance of the consummation of the IPO. The procedures, further agreements, rights and obligations of the parties hereto regarding the Registration Statement and the sale of any portion of Seller's Shares thereunder (including any procedures, further agreements, rights and obligations applicable after the Closing) shall be governed by the procedures in Annex A of the Stockholders' Agreement applicable to demand registrations made pursuant to Section 1.1(a) of such Annex A, except that notwithstanding anything to the contrary contained therein or herein, the reasonable fees and disbursements of counsel to Seller in respect of the IPO shall be paid by Keebler as provided in Section 14.7. Seller agrees that it shall not terminate or materially amend, extend or otherwise modify the Underwriting Agreement without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed).

        2.4 Bermore Purchase. The parties hereto recognize that pursuant to
Section 3.3 and 3.4 of the GFI Stockholder's Agreement, Bermore has certain "tag along" rights and Purchaser and Seller have certain "drag along" rights as more fully described in said sections. In lieu thereof, the parties recognize that, pursuant to the Bermore Agreement, Bermore will sell to Purchaser, and Purchaser will purchase from Bermore, the Bermore Purchase Shares at the Per Share Purchase Price.

        2.5 Bermore Participation in IPO. The parties hereto acknowledge that pursuant to Section 1.2 of Annex A to the GFI Stockholder's Agreement, (i) Bermore has certain rights regarding "Incidental Registrations" as more fully described therein, (ii) the written notification requirements of such Section
1.2 have been satisfied and/or waived and (iii) Bermore has elected to include the Bermore IPO Shares (as such term is defined in the Bermore Agreement) for sale in the IPO in accordance with the terms and provisions of the Bermore Agreement.


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        2.6 Termination of Stockholders' Agreement.  Seller, Purchaser and
Keebler covenant and agree to terminate, the Stockholders' Agreement effective upon the Closing except that the provisions contained in Annex A thereof which by their terms are applicable after the consummation of an offering made pursuant thereto (including, without limitation, provisions relating to indemnification and contribution) shall continue to remain in full force and effect as provided therein with respect to Seller's Shares sold in the IPO.

        2.7 Compliance with Securities Laws. In connection with the transactions contemplated by this Agreement, the parties hereto agree to cooperate with one another in complying with the applicable provisions of the 1933 Act and the Exchange Act and the general rules and regulations of the SEC thereunder, and all other applicable federal and state securities laws, and each of them agree to furnish the other, or its counsel, with such information and to take such actions as may be reasonably requested in respect of such compliance.

        2.8 Resignation. Seller covenants to cause to be delivered at the Closing the resignation of one (1) of the three (3) Directors nominated by it currently serving on the Board of Directors of Keebler, such resignation to be effective immediately following the Closing. The remaining Directors nominated by Seller shall continue to serve and remain on Keebler's Board of Directors for the remainder of their terms in accordance with, and subject to, the provisions of Keebler's Bylaws and Section 12.1 hereof. The parties acknowledge that prior to the IPO, the terms of Keebler's Board of Directors will be staggered such that (i) approximately one-third of the members shall be elected each year for a three-year term, (ii) in order to effectuate such staggered terms the individuals serving on the Board of Directors immediately following the IPO will be classified as to whether they will stand for re-election at the next ensuing annual meeting of Shareholders, the annual meeting one year thereafter, or the annual meeting two years thereafter and
(iii) the Seller Directors shall be classified in the annual meeting two years thereafter category.

        2.9 Consents and Approvals. The parties agrees to use their respective best efforts to obtain the waiver, consent and approval of all persons whose waiver, consent or approval is required in order to consummate the transactions contemplated by this Agreement.

        2.10 HSR Act Filings. The parties hereunder acknowledge that the required filings in connection with the transactions contemplated by this Agreement under the HSR Act have been made with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and, the parties hereunder agree that, as promptly as practicable from time to time hereafter, they shall make, in cooperation with each other, all such further filings and submissions, and take such further action, as may be required in connection therewith. The parties shall furnish each other all information in its or their possession necessary for compliance by the others with the provisions of this Section 2.10. The parties hereto shall each notify the others immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission and the party receiving the request shall use its best efforts to comply with such request as soon as possible. Subject to the termination provisions of this Agreement, no party shall withdraw any such filing or submission without the written consent of the other parties.


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        2.11 DGCL Section  203 Opt-Out.  Seller, Purchaser and Keebler covenant and agree to take all actions necessary to cause Keebler, on or prior to the Closing Date, to adopt an amendment to Keebler's certificate of incorporation or bylaws expressly electing not to be governed by Section 203 of the DGCL (or any successor statute adopted subsequent to the date hereof by the State of Delaware or, if Keebler reincorporates in a jurisdiction other than the State of Delaware, any similar statute of any such jurisdiction) and further covenant to take all actions necessary to cause such amendment to be approved by vote of a majority of the shares of Keebler Stock entitled to vote thereon. Such amendment shall be effective as provided in DGCL Section 203(b) and if such amendment is made to Keebler's bylaws it shall not be further amended by the Board of Directors.

        2.12 Actions by Keebler. Each of Artal and Flowers will use its best efforts to cause Keebler to (i) take any action required to be taken in connection with the consummation of the transactions contemplated hereby or
(ii) refrain from taking any action inconsistent with the consummation of the transactions contemplated hereby. Artal and Flowers, acting jointly, will, if necessary, take all steps permitted under applicable law to replace any director who refuses or otherwise fails to use his best efforts to direct Keebler to comply with such covenants with a director who both Artal and Flowers believe in good faith will cause Keebler to comply with such covenants.

        2.13 FIRPTA. Keebler agrees to deliver to Seller, at Closing, the Certificate set forth on Section 8.2.3.4 and to deliver to the Internal Revenue Service, as promptly as practicable and in any event within thirty (30) days of the Closing, the Notice set forth in Section 8.2.3.4.

        3. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

           The Seller represents and warrants to, and for the benefit of, Keebler and Purchaser as follows:

           3.1 Organization and Standing. Seller is a duly organized and validly existing corporation in good standing under the laws of Luxembourg.

           3.2 Authority and Status. The Seller has the corporate capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and each and every agreement, document, and instrument provided for herein have been duly authorized and approved by the Directors of Seller and this Agreement has been duly executed and delivered by the Seller. This Agreement and each and every agreement, document, and instrument to be executed, delivered and performed by the Seller in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable general equitable principles (whether considered in a proceeding in equity or at law) or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.


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        3.3 Agreement Does Not Violate Other Instruments.  The execution and delivery of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Acte de Constitution of the Seller or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which the Seller is a party or is bound except where the occurrence of any such event would not have a material adverse effect on the consummation of the transactions contemplated hereby. Except for the filings with the SEC and various state securities authorities with regard to the IPO and the filings required under the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Seller, in connection with the execution and delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain or make any of the foregoing would not have a material adverse effect on the consummation of the transactions contemplated hereby.

        3.4 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to the knowledge of Seller, threatened against the Seller which, if pursued and/or resulting in a judgment, would have a material adverse effect on the right of the Seller to consummate the transactions contemplated hereby.

        3.5 Shares. The Seller owns the Acquired Shares free and clear of any liens, claims or encumbrances of any nature. Except as contemplated by the Stockholders' Agreement, the Seller has not granted any option or right, and is not a party to any other agreement, and no such option, right or agreement exists, which requires, or which upon the passage of time, the payment of money or the occurrence of any other event, may require, the Seller to transfer any of the Seller's Shares to any one other than Purchaser. When Purchaser acquires the Acquired Shares from the Seller as contemplated by this Agreement, the Purchaser will receive them free and clear of any liens, claims or encumbrances of other persons, other than liens, claims or encumbrances resulting from acts of Purchaser.

   4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

      Purchaser represents and warrants to, and for the benefit of, the Seller and Keebler as follows:

      4.1 Organization and Standing. Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Georgia.

      4.2 Authority and Status. Purchaser has the corporate capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and each and every agreement, document, and instrument provided for herein have been duly authorized and approved by its Board of Directors and this Agreement has been duly executed


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and delivered by Purchaser.  This Agreement and each and every other agreement, document, and instrument to be executed, delivered and performed by Purchaser in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable general equitable principles (whether considered in a proceeding in equity or at law) or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

        4.3 Agreement Does Not Violate Other Instruments. The execution and delivery of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of Purchaser, or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser is a party or is bound, except where the occurrence of any such event would not have a material adverse effect on the consummation of the transactions contemplated hereby. Except for the filings with the SEC and various state securities authorities with regard to the IPO and the filings required under the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser, in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain or make any of the foregoing would not have a material adverse effect on the consummation of the transactions contemplated hereby.

        4.4 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to the knowledge of Purchaser, threatened against or affecting Purchaser which, if pursued and/or resulting in a judgment, would have a material adverse effect on the right of Purchaser to consummate the transactions contemplated hereby.

     5. REPRESENTATIONS AND WARRANTIES OF KEEBLER.

        Keebler represents and warrants to, and for the benefit of, the Seller and Purchaser as follows:

        5.1 Organization and Standing. Keebler is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

        5.2 Authority and Status. Keebler has the corporate capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Keebler of this Agreement and each and every agreement, document, and instrument provided for herein have been duly authorized and approved by its Board of Directors and this Agreement has been duly executed and delivered by Keebler. This Agreement and each and every other agreement, document, and


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instrument to be executed, delivered and performed by Keebler in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Keebler, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable general equitable principles (whether considered in a proceeding in equity or at law) or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

        5.3 Agreement Does Not Violate Other Instruments. The execution and delivery of this Agreement by Keebler do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of Keebler, or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Keebler is a party or is bound, except for (A) any defaults or violations under Keebler's senior credit facility, which defaults or violations shall have been waived or cured on or prior to the Closing Date and (B) Keebler's obligation to make an offer to purchase its Senior Subordinated Notes due 2006 from the holders thereof at a purchase price of 101% of the principal amount thereof after the Closing, which obligation shall be satisfied by Keebler in accordance with the provisions of the indenture governing such senior subordinated notes. Except for the filings with the SEC and various state securities authorities with regard to the IPO and the filings required under the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Keebler, in connection with the execution and delivery by Keebler of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain or make any of the foregoing would not have a material adverse effect on the consummation of the transactions contemplated hereby.

        5.4 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to the knowledge of Keebler, threatened against or affecting Keebler which, if pursued and/or resulting in a judgment, would have a material adverse effect on the right of Keebler to consummate the transactions contemplated hereby.

     6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

        All of the obligations of Purchaser to consummate the purchase of the Acquired Shares contemplated by this Agreement shall be contingent upon and subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions, but without prejudice to any other right or remedy which they may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of Seller contained in this Agreement or any other certificate or instrument furnished by Seller hereunder.

        6.1 Representations True at Closing. The representations and warranties made by Seller and Keebler to Purchaser in this Agreement and the Exhibits and Annexes hereto shall


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be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes contemplated by this Agreement.

        6.2 Covenants of Seller and Keebler. Each of Seller and Keebler shall have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and a duly authorized officer of each of Seller and Keebler shall deliver to Purchaser certificates dated as of the Closing Date certifying, as to themselves only, to the fulfillment of this condition and the condition set forth in Section 6.1 hereof.

        6.3 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation which is related to or arises out of this Agreement or the transactions contemplated hereby shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which is reasonably likely to enjoin, restrain, prohibit or obtain substantial damages from Purchaser or Keebler in respect of, this Agreement or the consummation of the transactions contemplated hereby.

        6.4 Approvals. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and all applicable waiting periods under the HSR Act shall have expired or been terminated.

        6.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Keebler Stock to be sold by the Seller and Bermore pursuant to the Registration Statement shall have been registered for issuance under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

        6.6 Closing of IPO. The closing of the IPO shall have occurred contemporaneously with the Closing.

        6.7 No Amendment, Extension or Termination of Underwriting Agreement. Seller shall not have terminated or have materially amended, extended or otherwise modified the Underwriting Agreement without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed).

     7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER TO CLOSE.


        All of the obligations of Seller to consummate the sale of the Acquired Shares contemplated by this Agreement shall be contingent upon and subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part by Seller, but without prejudice to any other right or remedy which they may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, Purchaser contained in this Agreement, or any certificate or instrument furnished by it hereunder.

        7.1 Representations True at Closing. The representations and warranties made by Purchaser and Keebler to Seller in this Agreement and the Exhibits and Annexes hereto shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes contemplated by this Agreement.

        7.2 Covenants of Purchaser and Keebler. Each of Purchaser and Keebler shall have duly performed all of the covenants, acts and undertakings to be performed by them on or prior to the Closing Date, and a duly authorized officer of each of Purchaser and Keebler shall deliver certificates dated as of the Closing Date certifying, as to themselves only, to the fulfillment of this condition and the condition set forth under Section 7.1 above.

        7.3 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation which is related to or arises out of this Agreement or the transactions contemplated hereby shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which is reasonably likely to enjoin, restrain, prohibit or obtain substantial damages from Seller or Keebler in respect of, this Agreement or the consummation of the transactions contemplated hereby.

        7.4 Approvals. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities and all courts whose approvals are required by law and all applicable waiting periods under the HSR Act shall have expired or been terminated.

        7.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Keebler Stock to be sold by the Seller and Bermore pursuant to the Registration Statement shall have been registered for issuance under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

        7.6 Closing of IPO. The closing of the IPO shall have occurred contemporaneously with the Closing.

     8. CLOSING.

        8.1 Time and Place of Closing. The consummation of the transactions provided for in this Agreement (herein referred to as the "Closing") shall be held at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, contemporaneously with, and conditioned upon, the closing of the IPO
(herein referred to as the "Closing Date") unless another place or date is agreed to in writing by the Seller and Purchaser.

        8.2 Transactions at Closing. At the Closing, each of the following transactions shall occur:

            8.2.1 Seller's Performance. Seller shall deliver to Purchaser and Keebler the following:

                     8.2.1.1 all certificates representing the Acquired Shares, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Purchaser and its counsel;

                     8.2.1.2 the certificate of a duly authorized officer of the Seller described in Section 6.2;

                     8.2.1.3 certified copies of resolutions of the Board of Directors of the Seller approving the transactions set forth in and contemplated by this Agreement;

                     8.2.1.4 certificates of incumbency for the officers of the Seller who are executing this Agreement and the other documents contemplated hereby;

                     8.2.1.5 resignation of the Director of Keebler described in Section 2.8; and

                     8.2.1.6 such other evidence of the performance of all covenants and satisfaction of all conditions required of Seller by this Agreement, at or prior to the Closing, as Purchaser, or its counsel may reasonably require.

            8.2.2 Performance by Purchaser. Purchaser shall deliver to the Seller and Keebler the following:


                     8.2.2.1 the Purchase Price payable to Seller by wire transfer of same day funds to the account or accounts designated by Seller in writing at least two (2) business days prior to Closing;

                     8.2.2.2 the certificate of a duly authorized officer of Purchaser described in Section 7.2;

                     8.2.2.3 certificate of incumbency of the officers of Purchaser who are executing this Agreement and the other documents contemplated hereby;

                     8.2.2.4 certified copies of resolutions of the Board of Directors of the Purchaser approving the transactions set forth in and contemplated by this Agreement; and

                 8.2.2.5 such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser by this Agreement at or before the Closing as the Seller or its counsel may reasonably require.


        8.2.3 Performance by Keebler. Keebler shall deliver to the Seller and Purchaser the following:

                 8.2.3.1 the certificate of a duly authorized officer of Keebler described in Sections 6.2 and 7.2;

                 8.2.3.2 certificate of incumbency of the officers of Keebler who are executing this Agreement and the other documents contemplated hereby;

                 8.2.3.3 certified copies of resolutions of the Board of Directors of the Keebler approving the transactions set forth in and contemplated by this Agreement;

                8.2.3.4 FIRPTA Certificate and Notice to Internal Revenue Service Pursuant to Reg. Section 1.897-2(H) in form and substance to comply with Treasury Regulations Sections 1.1445-2(c)(3)(i) and 1.897-2(h); and

                8.2.3.5 such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Keebler by this Agreement at or before the Closing as the Seller, Purchaser or their counsel may reasonably require.


    9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


        9.1 Survival of Representations and Warranties of the Seller. All representations, warranties, agreements, covenants and obligations made or undertaken by the Seller in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchaser and Keebler, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto.

        9.2 Survival of Representations and Warranties of Purchaser. All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Seller and Keebler, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto.

        9.3 Survival of Representations and Warranties of Keebler. All representations, warranties, agreements, covenants and obligations made or undertaken by Keebler in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchaser and Seller, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto.

    10. TERMINATION.

        10.1 Method of Termination Prior to Closing. This Agreement shall terminate immediately upon termination or abandonment of the Underwriting Agreement by the parties thereto without any further action by the parties hereto, and may also be terminated or abandoned prior to Closing only by the mutual written consent of Purchaser and Seller, notwithstanding prior approval by either of such corporations.

        10.2 Effect of Termination Prior to Closing. In the event of a termination of this Agreement, prior to Closing (i) each party shall pay the costs and expenses incurred by it in connection herewith, (ii) no party (or any of its officers, directors, employees, agents, representatives) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder, (iii) each party shall retain any and all rights attendant to any breach of any covenant, representation or warranty made hereunder and (iv) the Stockholders' Agreement shall remain in full force and effect.

        10.3 Termination Following Closing. Should Closing occur, this Agreement (i) shall not terminate, (ii) shall be in full force and effect ,
(iii) shall be binding on any party hereto until January 26, 2006, and (iv) as of January 26, 2006, (A) shall terminate, (B) shall thereafter have no further forces or effect, and (C) shall not be binding any party hereto except that the provisions contained in Annex A hereto which by their terms are applicable after consummation of an offering made pursuant thereto (including, without limitation, provisions relating to indemnification and contribution) shall continue to remain in full force and effect as provided therein with respect to offerings made pursuant thereto prior to January 26, 2006..


  11. REGISTRATION RIGHTS.

      11.1 The procedures and further agreements of the parties hereto regarding the Seller's Registration Rights for Seller's Shares which are not sold to Purchaser pursuant to this Agreement and not sold in the IPO are set forth in Annex A to this Agreement and incorporated herein by reference.

  12. DIRECTORS DESIGNATED BY SELLER; RIGHT OF FIRST REFUSAL.

      12.1 Election of Directors. From and after the Closing Date, Seller shall be entitled to nominate two (2) individuals for election to the Keebler Board of Directors, provided, however, that if Seller (together with its Affiliates) ceases to beneficially own at least 6,879,000 shares of Keebler Stock on a fully-diluted basis, Seller shall only be entitled to nominate one
(1) individual for election to the Keebler Board of Directors pursuant to this
Section 12.1, and provided, further, that if Seller (together with its Affiliates) ceases to beneficially own at least 2,866,250 shares of Keebler Stock on a fully-diluted basis, Seller shall no longer be entitled to nominate an individual to the Keebler Board of Directors pursuant to this Section 12.1. Purchaser agrees to vote, in person or by proxy, or to enter into written consents in respect of, all of the Keebler Stock owned by Purchaser at any annual or special meeting of the stockholders of Keebler called for the purpose of voting on the election of Directors or by consensual action of stockholders without a meeting with respect to the election of Directors, in favor of the election of the individuals nominated by Seller in accordance with this Section 12.1. At all times Seller shall have the right to recommend the removal, with or without cause, of such Directors and the nomination of a replacement therefor. At such time as Seller (together with its Affiliates) becomes the beneficial owner of less than 6,879,000 shares of Keebler Stock, on a fully-diluted basis, Seller shall cause one of the Directors nominated by it and then serving on the Keebler Board of Directors pursuant to this Section 12.1 to tender his or her resignation. At such time as Seller (together with its Affiliates) becomes the beneficial owner of less than 2,866,250 shares of Keebler Stock, on a fully diluted basis, Seller shall cause each of the Directors nominated by it and then serving on the Keebler Board of Directors pursuant to this Section 12.1 to tender his or her resignation. Only Keebler Stock owned by Seller on the date hereof shall be counted for purposes of determining whether Seller (together with its Affiliates) holds the requisite percentages to be entitled to nominate Directors. In addition, for so long as Seller is entitled to nominate at least one Director, it may designate one of its nominees to sit on each committee of the Board of Directors unless such director is prohibited from sitting on such committee under the rules of any applicable stock exchange or regulatory authority.

        12.2 Vacancies. In the event a vacancy is created on the Board by reason of the death, removal or resignation (other than a vacancy pursuant to Section 12.1 resulting from the reduction in the number of shares of Keebler Stock beneficially owned by Seller and its Affiliates) of any one of the Seller Directors, the parties hereby agree to cause Keebler's Board of Directors to promptly hold a special meeting of the Board or to enter into a written consent of Directors without a meeting, and to designate a person selected in accordance with Section 12.1 hereof to fill such vacancy until the next annual meeting of stockholders of Keebler and, if necessary, in favor of removing any director, if any, who had been elected to fill such vacancy otherwise than in accordance with the selection procedures of Section 12.1 hereof. At such next annual meeting of stockholders of Keebler, each of Purchaser and Seller agrees to vote all its shares of Keebler Stock in favor of the person or persons selected in accordance with Section 12.1 for a term equal to the remaining term of the original director whose death, removal or resignation created the vacancy.

        12.3 Restrictions on Other Agreements.

             12.3.1 Neither Seller nor Purchaser shall grant any proxy or enter into or agree to be bound by any voting trust or voting agreement or any stockholder agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement, including but not limited to, agreements or arrangements with respect to the acquisition or disposition of Securities in a manner which is inconsistent with this Agreement.

             12.3.2 Seller shall not, without the prior approval of a majority of the Board of Directors of Keebler (excluding for the purpose of determining whether there is a majority any Seller Director) (a) solicit, or in any way encourage or assist in the solicitation of, proxies with respect to any Securities intended to result in the election of directors of Keebler in opposition to those directors recommended by the Board of Directors of Keebler, so long as such board recommendation is not inconsistent with the terms of this Agreement, nor shall it become a

"participant" in any "solicitation" (as such terms are used in Rule
14a-11 under the Exchange Act) relating to any such election or (b) join a "group" (as such term is used in Section 13(d)(3) of the Exchange Act), or otherwise act in concert with any other Person for the purpose of seeking to
(i) enter into, directly or indirectly, any merger or business combination involving Keebler (ii) purchase, directly or indirectly, a controlling interest in Keebler or (iii) change the directors of Keebler, so long as, with respect to clauses (i), (ii) and (iii), Seller has received prior written notification from Keebler that such action is opposed by a majority of the Board of Directors of Keebler (excluding for the purpose of determining whether there is a majority any Seller Director); it being understood that neither (a) nor (b) shall prevent (x) soliciting efforts by Seller not as a member of a "group" or in concert with any other Person either in favor of or against any transaction (including a merger or other business combination) involving Keebler or its stockholders or (y) the sale of shares of Keebler Stock by Seller at any time to any Person.

           12.3.3 By execution of this Agreement, each of Seller and Purchaser represents that it is not presently a party to, or bound by, any arrangement prohibited by this Section 12.3.

        12.4 The procedures and further agreements of the parties hereto regarding the grant by Seller to Keebler of a right of first refusal in respect of the Seller's Shares (other than the Acquired Shares and Seller's Shares sold in the IPO) are set forth in Annex B to this Agreement and incorporated herein by reference.


    13. SELLER CONSENT RIGHTS.

        13.1  Corporate Actions.

              13.1.1 From the Closing Date until the earlier of (i) the date on which Seller (together with its Affiliates) beneficially owns less than 4,586,000 shares of Keebler Stock or (ii) thirty-six (36) months after the termination of the Lockup Period (such period, the "Standard Consent Period"), the actions set forth in subsections (b), (c), (e) and (f) of Annex C shall require the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such actions without such prior written consent; provided, however, that the Extension Period shall be added to, and extend, the thirty-six (36) month period set forth in (ii) above.

              13.1.2 From the Closing Date until the date on which Seller (together with its Affiliates) beneficially owns less than 2,293,000 shares of Keebler Stock, the actions set forth in subsections (a) and (g) of Annex C shall require the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent.

              13.1.3 From the Closing Date until the earlier of (i) the date on which Seller (together with its Affiliates) beneficially owns less than 4,586,000 shares of Keebler Stock or (ii) thirty-six (36) months after the Closing Date (such period, the "CEO Consent Period"), the action set forth in subsection (d) of Annex C shall require the prior written consent of at least one of the Seller Directors, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent; provided, however, that the Extension Period shall be added to, and extend, the thirty-six (36) month period set forth in (ii) above.

            13.1.4 With respect to each of the actions set forth in subsections (a) through (g) of Annex C, the actions set forth in subsection
(h) of Annex C shall require the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent, for so long as each such underlying action requires such prior written consent.

        13.2 Purchases of Keebler Stock.

             13.2.1 From the Closing Date until the earlier of (i) the date on which Seller (together with its Affiliates) beneficially owns less than 4,586,000 shares of Keebler Stock or (ii) twenty-four (24) months after the termination of the Lockup Period (such period, the "Initial Stock Repurchase Consent Period"), any purchase of shares of Keebler Stock by Purchaser or Keebler (other than purchases (A) by Purchaser or Keebler pursuant to put rights contained in agreements in effect on the Closing Date, (B) by Purchaser or Keebler from Artal or Management so long as such shares of Keebler Stock are not part of the Public Float at the time of purchase, (C) by Keebler from Bermore of Bermore's Shares which are permitted to be transferred by Bermore as a "Monthly Transfer" pursuant to Section 4.2(e) of the Bermore Agreement or by Purchaser or Keebler, as the case may be, pursuant to the tag-along and drag-along rights contained in Sections 4.3 and 4.4 of the Bermore Agreement and (D) by Purchaser and Keebler which together, in the aggregate with any prior such purchases, do not exceed fifteen percent (15%) of the Public Float in Keebler Stock immediately after the Closing) shall not be consummated without the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent; provided, however, that the Extension Period shall be added to the twenty-four (24) month period set forth in (ii) above; and provided, further, that Purchaser will have the right at any time to purchase the number of shares of Keebler Stock required to maintain beneficial ownership of at least fifty- one percent (51%) of Keebler Stock on a fully diluted basis.

             13.2.2 After the expiration of the Initial Stock Repurchase Consent Period (including any Extension Period added thereto) and until the earlier of (i) the date on which Seller (together with its Affiliates) beneficially owns less than 4,586,000 shares of Keebler Stock or (ii) thirty-six (36) months after the termination of the Lockup Period (the Second Stock Repurchase Consent Period), any purchase of shares of Keebler Stock by Purchaser or Keebler (other than purchases (A) by Purchaser or Keebler pursuant to put rights contained in agreements in effect on the Closing Date, (B) by Purchaser or Keebler from Artal, Bermore or Management so long as such shares of Keebler Stock are not part of the Public Float at the time of purchase, (C) by Keebler from Bermore of Bermore's Shares which are permitted to be transferred by Bermore as a "Monthly Transfer" pursuant to Section 4.2(e) of the Bermore Agreement or by Purchaser or Keebler, as the case may be, pursuant to the tag-along and drag-along rights contained in Sections 4.3 and
4.4 of the Bermore Agreement and (D) by Purchaser and Keebler which together, in the aggregate with any prior such purchases during the Second Stock Repurchase Consent Period and purchases made during the Initial Stock Repurchase Consent

Period, do not exceed fifteen percent (15%) of the Public Float in Keebler Stock on the date immediately preceding any such purchase) shall not be consummated without the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent; provided, however, that the Extension Period shall be added to the thirty-six (36) month period set forth in (ii) above, and provided, further, that Purchaser will have the right at any time to purchase the number of shares of Keebler Stock required to maintain beneficial ownership of at least fifty-one percent (51%) of Keebler Stock on a fully diluted basis.

        13.3 Sales of Keebler Stock. Until the expiration of the Standard Consent Period (including any Extension Period added thereto), the Purchaser agrees not to sell any shares of Keebler Stock without the prior written consent of Seller, and Purchaser shall not take or permit to be taken any such action without such prior written consent, other than private placements of Keebler Stock by Purchaser in connection with any strategic joint venture or other similar transactions entered into by Purchaser so long as Purchaser retains a majority of the economic benefit and the controlling voting interest in such joint venture or other similar entity.

        13.4 For purposes of this Agreement, the "Extension Period" shall mean the period equal to the aggregate periods of any postponements or suspensions made pursuant to Section 1.1(g) of Annex A, excluding the first thirty days of the first such postponement or suspension; provided, however, that the Extension Period shall extend the Standard Consent Period, the CEO Consent Period, the Initial Stock Repurchase Consent Period or the Second Stock Repurchase Consent Period only if such postponements or suspensions occur prior to the end of such respective period and shall only extend such respective period for the lesser of (i) one hundred eighty (180) days or (ii) that number of days that would provide for a full number of days in the respective period if there had not been a postponement or suspension. Should there be any ] postponement or suspension occurring during the Extension Period then the Extension Period shall be extended further for the amount of time of each such postponement or suspension.

        13.5 No After Acquired Shares. For purposes of calculating the share ownership of Seller (together with its Affiliates) under this Agreement (including, without limitation, Articles 12 and 13 hereof) only the shares owned by Seller as of the date hereof shall be counted and any shares acquired by Seller or any of its Affiliates after the date hereof (except for shares owned as of the date hereof by Seller or any of its Affiliates which are subsequently acquired by Seller or any Affiliate through transfers among themselves) shall not be counted.

        13.6 Beneficial Ownership. For purposes of this Agreement, Seller (together with its Affiliates) shall be deemed to beneficially own shares of Keebler Stock if they would be deemed a beneficial owner for purposes of Rule 13d-3 of the Exchange Act.

   14. GENERAL PROVISIONS.

       14.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail, return receipt requested, or sent by Federal Express or other nationally recognized overnight delivery service addressed as follows:


                        14.1.1    If to the Seller:

                        Artal Luxembourg S.A.
                        39 Boulevard Royal
                        Luxembourg City, Luxembourg
                        Attn:  Managing Director

                        with copies to:

                        c/o The Invus Group, Ltd.
                        135 E. 57th Street, 30th Floor
                        New York, New York 10022
                        Attn:  Raymond Debbane

                        and:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017
                        Attn:  Robert E. Spatt, Esq.

                        14.1.2    If to Purchaser:

                        G. Anthony Campbell, Esq.
                        Flowers Industries, Inc.
                        1919 Flowers Circle
                        Thomasville, Georgia 31757

                        with a copy to:

                        Robert W. Smith, Esq. and
                        Barry J. Stein, Esq.
                        Jones, Day, Reavis & Pogue
                        3500 SunTrust Plaza
                        303 Peachtree Street, N.E.
                        Atlanta, Georgia 30308-3242

        14.1.3    If to Keebler:

        Thomas E. O'Neill, Esq.
        Keebler Company
        677 Larch Avenue
        Elmhurst, Illinois 60126

        with a copy to:

        Bruce A. Toth
        Winston & Strawn
        35 West Wacker Drive
        Chicago, Illinois 60601

        14.1.4 If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made. If delivered by mail or overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or sent to a party in accordance with this Section 13.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or overnight delivery service, as the case may be.

        14.1.5 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 12.1.

   14.2 Certificates Representing Seller's Shares. Immediately upon consummation of the Closing, Keebler will deliver to Seller validly issued and executed stock certificates representing the remaining Seller's Shares, which certificates shall no longer bear the legends currently required by the Stockholders' Agreement.

    14.3 Remedies.

         14.3.1 Each party hereto shall have all rights and remedies reserved for such party pursuant to this Agreement, Keebler's certificate of incorporation and by-laws and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

         14.3.2 The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the "prevailing" parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonably attorneys' fees and expenses) incurred in connection with such proceedings. For purposes of this

Section 14.3.2, a party shall be deemed to be a "prevailing" party only if it prevails on each element of its claim (including the amount and type of damages sought). If neither party is the prevailing party, the parties agree to request the court or other decision making body to make a separate determination as to the allocation of fees and expenses.

               14.3.3 It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

        14.4 Brokers.

             14.4.1 Seller agrees to indemnify and hold harmless the Purchaser from and against any fee, claim, loss, or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by it.

             14.4.2 Purchaser agrees to indemnify and hold harmless the Seller from and against any fee, claim, loss, or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by it.

             14.4.3 Keebler agrees to indemnify and hold harmless the Purchaser and the Seller from and against any fee, claim, loss or expense arising out of any claim by any investment banker, broker, or finder employed or alleged to have been employed by it.

        14.5 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

        14.6 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

        14.7 Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby, including, without limiting the generality of the foregoing, all fees and expenses of brokers, agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, except for the underwriting discounts in respect of the Seller's Shares sold in the IPO and Seller's out-of-pocket expenses, Keebler will bear all costs and expenses in connection with the registration of Seller's Shares in the Registration Statement, review and finalization of underwriting arrangements and all other aspects of the IPO in accordance with Annex A of the Stockholders' Agreement (except that the reasonable fees and disbursements of Seller's counsel related to the IPO shall also be borne by Keebler).

        14.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. Except as provided in Section 1.9 of Annex A, this Agreement shall not be assignable by Seller, Purchaser or Keebler without the prior written consent of Seller and Purchaser, except that Seller may transfer all or any portion of the Seller's Shares, including all rights and obligations hereunder associated with beneficial ownership of such Seller's Shares, to any of its Affiliates (excluding Keebler) and any such Affiliate shall be subject to all of the rights and obligations contained in this Agreement applicable to Seller.

        14.9 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

        14.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein, except that the provisions contained in Annex A of the Stockholders' Agreement which by their terms are applicable after the consummation of an offering made pursuant thereto (including without limitation, provisions relating to indemnification and contribution) shall continue in full force and effect as provided therein with respect to Seller's Shares sold in the IPO. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by Purchaser and Seller. Any such change, waiver, discharge or termination may be made without the agreement of Keebler, unless such change, waiver, discharge or termination would materially and adversely affect Keebler's rights and obligations hereunder.

        14.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles thereof regarding conflict of laws, except for matters directly within the purview of the DGCL.

        14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        14.13 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

        14.14 Exhibits Incorporated. All Exhibits and Annexes attached hereto are incorporated herein by reference.

        14.15  Time of Essence.  Time is of the essence in this Agreement.

        14.16 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the extent permitted by law.

        14.17  Jurisdiction; Venue; Process.

               14.17.1 The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.


               14.17.2 Seller hereby irrevocably and unconditionally designates and directs Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding related to this Agreement and agrees that service upon such agent shall constitute valid and effective service upon Seller and that failure of such agent to give any notice of such service to Seller shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

    14.18 Mutual Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement or any documents related hereto.

    14.19 Financial Statements. At all times while Seller is entitled to nominate a Seller Director to serve on the Board of Directors of Keebler, Keebler shall deliver to any person who is a Seller Director (on behalf of Seller and such person who is a Seller Director) all information furnished to any person who is a director of Keebler (or to any related or associated person on his or her behalf), and any person who is a Seller Director (and up to three other individuals who are designated by Seller in writing from time to time to act on behalf of Seller and such person who is a Seller Director) may request (on behalf of Seller and such person who is a Seller Director) and will receive from any of Keebler's executive officers a copy of any written information or report which has been generated by Keebler; provided, however, that Keebler shall not be required to draft or generate specifically for Seller and any such person who is a Seller Director any new information or report not otherwise prepared; and provided, further, that the scope and timing of any such request do not unreasonably interfere with management's ability to conduct the business of Keebler or the ability of any particular executive officer to perform his duties. Any person who is a Seller Director (and up to three other individuals who are designated by Seller in writing from time to time to act on behalf of Seller and such person who is a Seller Director) may also contact any of Keebler's executive officers from time to time to receive (on behalf of Seller and such person who is a Seller Director) an oral report on the status of Keebler's operations and business; provided, that the scope and timing of any such contact do not unreasonably interfere with management's ability to conduct the business of Keebler or the ability of any particular executive officer to perform his duties. Seller hereby covenants to keep all such information and reports confidential and, without Keebler's prior written consent, not to disclose (except (i) as required by judicial or administrative order or (ii), in the written opinion of counsel for Seller, as required by law) any such information or reports other than to those of its officers, directors, employees, advisors and representatives with a need to know the information contained therein; provided that each such person, as well as the Seller Directors and the three other individuals who are designated from time to time as described above, shall be informed of the confidential nature of the information and reports and Seller will be responsible for any breach of this provision by any such person. The preceding sentence shall be inoperative as to any particular information or report if it (i) becomes generally available to the public other than as a result of a disclosure by Seller or its officers, directors, employees, advisors or representatives in violation of the preceding sentence, (ii) was available to Seller or any such person on a non-confidential basis at or prior to the time of its disclosure to Seller or any such person by Keebler or its executive officers or (iii) becomes available to Seller on a non-confidential basis from a source other than Keebler or its executive officers, when Seller has no reasonable basis to believe that such source is prohibited by a legal, contractual or fiduciary obligation from making such disclosure to Seller or any such person.

  14.20 Antidilution. The parties recognize that all references to amounts of shares of Keebler Stock and the price per share to be paid by Purchaser for any such shares referenced herein give effect to a 1-for-10 reverse stock split that occurred prior to the date hereof and assumes consummation of a 57.325-for-1 stock split of the Keebler Stock to be consummated by the Company immediately prior to Closing. An appropriate and proportionate adjustment shall be made to all references to amounts of shares of Keebler Stock referenced herein for any event, subsequent to Closing, whereby the outstanding shares of Keebler Stock shall be, without consideration, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes to Keebler's capitalization.

     IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.



                                FLOWERS INDUSTRIES, INC.
                                "Purchaser"



                                By:________________________________________
                                   Name:___________________________________
                                   Title:__________________________________



                                ARTAL LUXEMBOURG S.A.
                                "Seller"

                                By:________________________________________
                                  Name:____________________________________
                                  Title:___________________________________



                                KEEBLER FOODS COMPANY
                                "Keebler"


                                By:________________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                LIST OF ANNEXES


Annex A -- Provisions Relating to Shelf and Demand Registration

Annex B -- Provisions Relating to Purchaser's Right of First Refusal

Annex C -- Seller Consent Rights

                                    ANNEX B

                             RIGHT OF FIRST REFUSAL


If, at any time after the Closing, Seller receives a bona fide offer to purchase any or all of its shares of Keebler Stock, (the "Offer") from any of the entities named in a letter signed by the Seller and Purchaser on the date hereof, or from any of such entity's affiliates or successors (the "Offeror"), which Seller wishes to accept, Seller shall cause the Offer to be reduced to writing and shall notify Purchaser in writing (the "Offer Notice") of its wish to accept the Offer. The Offer Notice will disclose in reasonable detail the proposed type and number of shares of Keebler Stock (the "Offered Securities") and the proposed terms and conditions of the transfer (including, in the event that the consideration to be received by Seller in the Offer includes non-cash consideration, Seller's good faith reasonable estimate (the "Seller Estimate") of the cash value of such non-cash consideration), and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). Seller shall not be permitted to accept any such Offer unless the right of first refusal procedures set forth in this Annex B are complied with. Purchaser may elect to purchase all (but not less than all) of such Offered Securities at the price and on the terms specified in the Offer Notice by delivering written notice of such election to Seller as soon as practicable, but in any event within 15 days after delivery of the Offer Notice (the "Election Period"). In the event that the terms of any Offer provide for the delivery of non-cash consideration for the Offered Securities, Purchaser may deliver cash for such Offered Securities in an amount equal to the value of such non- cash consideration either in accordance with the Seller Estimate (or such other amount as agreed by Seller and Purchaser) or, if Purchaser and Seller do not agree, as determined by in investment banking firm of national reputation selected by mutual agreement of Purchaser and Seller, provided, that such investment banking firm shall not have a material direct or indirect financial interest in or other relationship with any of the parties hereto or their respective subsidiaries or affiliates. If Purchaser has elected to purchase all the Offered Securities from Seller, the transfer of such Offered Securities shall be consummated as soon as practicable after the delivery of the election notice, but in any event within 15 days after the expiration of the Election Period (unless a longer period of time is necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in which case such longer period). If Purchaser has not elected to purchase (or has failed within such 15-day period or longer period, if applicable, to purchase after electing to do
so) the Offered Securities being offered, Seller may, within 75 days after the date of the Offer Notice, transfer all the Offered Securities to the Offeror at a price no less than the price specified in the Offer Notice and on other terms no less favorable to Seller than those contained in the Offer. If, at the end of such 75 day period, Seller has not completed the transfer of such Offered Securities as aforesaid, all the restrictions or transfer contained in this Annex B shall again be in effect with respect to such Keebler Stock.

                                    ANNEX C

                             SELLER CONSENT RIGHTS


(a) Any amendment to the certificate of incorporation (including any certificate of designations) or bylaws of Keebler or any other related corporate actions such as adoption of a "poison pill" or rights plan by Keebler or electing to opt into the provisions of Section 203 of the DGCL (or any successor statute adopted subsequent to the date hereof by the State of Delaware or, if Keebler reincorporates in a jurisdiction other than the State of Delaware, any similar statute of any such jurisdiction) which could reasonably be expected to adversely affect (except in immaterial respects) or is otherwise inconsistent with (except in immaterial respects), Seller's rights under this Agreement (it being expressly agreed that (i) customary defensive charter, by-law and related provisions or plans adopted or approved by the Board of Directors of Keebler in connection with or after the IPO and (ii) any impediments or restrictions (other than impediments or restrictions (x) imposed pursuant to mandatory applicable law or Annex B hereto or (y) which are immaterial) on (A) Seller's ability to own, vote or dispose of the Seller's Shares or engage in transactions involving Keebler, or (B) any acquiror or potential acquiror of Seller's Shares ability to own, vote or dispose of the Seller's Shares or engage in transactions involving Keebler, would adversely affect Seller's rights under, and are inconsistent with the provisions of, this Agreement for purposes of this paragraph (a) of Annex C, and it being expressly acknowledged that the fact that a proposed corporate action not of the nature described in (i) or (ii) of this parenthetical could reasonably by expected to, or does, affect the economic value of the Keebler Stock would not, by itself, subject such matter to the Seller consent right described in this paragraph (a)).

(b) Any merger, consolidation or similar business combination involving Keebler or any sale of substantially all of Keebler's assets or equity, or any reorganization or recapitalization having similar effect, if such transaction results in any consideration other than cash being paid to Keebler shareholders.

(c) Any acquisition or disposition (whether by way of sale, lease, assignment, transfer or other disposition) of assets (including, without limitation, primary or secondary stock or assets of Keebler's subsidiaries) involving aggregate consideration with a value in excess of $250,000,000, other than the sale of goods in the ordinary course of business.

(d) Termination of the Chief Executive Officer or appointment of a Chief Executive Officer other than Samuel K. Reed.

(e) Issuance or sale by Keebler of any capital stock or stock options or securities convertible into or exchangeable for capital stock, other than pursuant to (i) outstanding stock options, (ii) stock options or other executive compensation permitted to be granted pursuant to the proviso set forth in paragraph (f) below, (iii) stock option plans or stock option grants approved by Seller pursuant to Section 13.1 hereof, or (iv) in connection with acquisitions (subject to paragraph (c) above), provided that capital stock issued in connection with such acquisitions (A) shall not exceed in the aggregate $50,000,000 in value (which value shall be determined by (i) multiplying the number of shares of capital stock issued on any one occasion by the closing trading price of such capital stock on the business day immediately preceding such issuance and (ii) aggregating the amounts from each such occasion) from the Closing Date until the period ending during the twelve (12) months following the termination of the Lockup Period; (B) shall not exceed in the aggregate $75,000,000 in value (which value shall be determined by (i) multiplying the number of shares of capital stock issued on any one occasion by the closing trading price of such capital stock on the business day immediately preceding such issuance and (ii) aggregating the amounts from each such occasion) during any consecutive thirty-six (36) month period following the termination of the Lockup Period (including amounts issued pursuant to clause (A)) and (C) shall be
     issued pursuant to an exemption from registration under the 1933   Act in
     an unregistered transaction and shall be subject to contractual resale restrictions which extend for a period of no less than one year from the date of issuance.

(f) Grants under currently existing stock option or executive compensation plans or any other stock option or executive compensation plan that provides for the issuance of Keebler Stock or Securities convertible into Keebler Stock; provided that this subparagraph (f) shall not apply to grants of stock options or executive compensation to the extent that such grants or executive compensation provide in the aggregate for further issuances of shares of Keebler Stock after the IPO in an amount equal to no more than four percent (4%) of the amount of Keebler Stock issued, on a fully-diluted basis, immediately upon consummation of the Closing of the IPO.

(g) Any related-party transaction with Keebler, except for transactions in the ordinary course of business on terms no less favorable to Keebler than could be obtained in a comparable arm's-length transaction with an independent third party.

(h)  Any contract or agreement to do any of the foregoing.

                                     ANNEX A

                    PROVISIONS REGARDING REGISTRATION RIGHTS


     This Annex A is part of and is incorporated into that certain Stock Purchase Agreement (the "SPA"), dated as of _____________, 1998, among Keebler Foods Company, a Delaware corporation (the "Company"), Artal Luxembourg S.A., a Luxembourg corporation (together with any of its Affiliates (excluding the Company) who are beneficial owners of any Seller's Shares "Artal"), and Flowers Industries, Inc., a Georgia corporation ("Flowers"). Capitalized terms used in this Annex A and not otherwise defined shall have the meanings ascribed to them in the SPA. Certain capitalized terms used herein are defined in Section 1.11 of this Annex A. It is understood and acknowledged that at Closing, the registration rights set forth in this Annex A shall supersede and replace entirely those registration rights set forth in Annex A to the Stockholders' Agreement which is also to be terminated and superseded at Closing, except that the provisions contained in Annex A thereof which by their terms are applicable after the consummation of any offering made pursuant thereto shall continue to remain in full force and effect as provided therein with respect to the Seller's Shares sold in the IPO.

     1.1 Demand Registration Statements.

     (a) Filing and Effectiveness. (i) The Company shall, on or after the Initial Demand Date, upon receipt of a written request (a "Demand Notice") given by Artal to register Registrable Securities, (A) as promptly as practicable but in any event within 30 days (the "Filing Date") after receiving such Demand Notice, file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (including, if requested by Artal in such Demand Notice, a Registration Statement filed pursuant to Rule 415 of the 1933
Act) or, if the Company is ineligible to file on Form S-3, such other form available to the Company for the registration of securities (such Registration Statement, a "Demand Registration Statement"), and include in such Demand Registration Statement for registration the Registrable Securities requested to be registered in the Demand Notice for resale in the manner or manners designated by

Artal (including, without limitation, underwritten offerings, block trades, or market sales) and (B) use its best efforts to have such Demand Registration Statement declared effective by the SEC as promptly as practicable and within 60 days after the Filing Date (the "Effectiveness Date"); provided, however, that the Company will not in any event be required to have any such Demand Registration Statement declared effective by the SEC prior to the Lockup Expiration Date; and provided further, however, that the Company shall have the right once during the term of the SPA to impose a single period of four successive months from the expiration of the effectiveness of any Demand Registration Statement under which Artal sold shares of Common Stock during which the Company does not have to commence its response to a Demand Notice.

     (b) Number of Demand Registration Statements. Artal shall be entitled to four (4) Demand Registration Statements, provided that if (i) a Demand Registration Statement is not declared and maintained effective for the period required by Section 1.1(d) or if the consummation of the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court; or (ii) Artal shall be prevented through the operation of clause first of Section 1.1(e) from registering more than 15% of its Registrable Securities requested to be registered in a Demand Notice, Artal shall be entitled to an additional Demand Registration Statement in lieu thereof; provided however that any such additional Demand Registration Statement filed pursuant to the provisions of (i) above because effectiveness of a Demand Registration Statement has not been maintained for the period required by
Section 1.1(d), shall only be required to be kept effective for the length of time measured by the difference between the required effectiveness period of the related prior Demand Registration Statement under Section 1.1(d) and the period such Demand Registration Statement was actually kept effective.

     (c) Minimum Amount of Registrable Securities. The Company shall not be required to effect any Demand Registration unless (i) the aggregate amount of the class of Registrable Securities requested to be registered by Artal shall be equal to at least one third (33 1/3%) of the aggregate amount of such Registrable Securities held by Artal on the date of the Demand Notice and (ii) the product of the number of shares of Registrable Securities included in such Demand Notice times the closing price of the Registrable Securities on the New York Stock Exchange on the trading day immediately preceding the date of such Demand Notice shall be not less than $75 million; provided, however, that, notwithstanding clause (i) and (ii) hereof, a fourth (as such number may be increased pursuant to Section 1.1(b)) Demand Notice, if any, shall cover all remaining Registrable Securities then owned by Artal.

     (d) Effective Period of Demand Registration Statements. Subject to the provisions of Section 1.1(g), the Company hereby agrees to use its best efforts to comply with all necessary provisions of the federal securities laws in order to keep each Demand Registration Statement effective for a period measured by the earlier of (i) distribution of all Registrable Securities which are the subject of such Demand Registration Statement; and (ii) 180 days from its Effectiveness Date, plus any Additional Registration Period resulting from the provisions of Section 1.1(g); provided, however, that Artal will be entitled to make, and the Company will be required to comply with, one (1) request in a Demand Notice to maintain the effectiveness of the related Demand Registration Statement (which must be made pursuant to Rule 415) (such Demand Registration Statement, the "Two-Year Registration Statement") for a period measured by the earlier of (i) distribution of all Registrable Securities which are the subject of such Demand Registration Statement; (ii) 24 months from its Effectiveness Date plus any Additional Registration Period resulting from the provisions of
Section 1.1(g); and (iii) three years from the Lockup Expiration Date.


     (e) Priority on Demand Registrations. If the Registrable Securities registered pursuant to a Demand Registration Statement are to be sold in a firm commitment underwritten offering and the sole or managing Underwriter, as the case may be, of a registered underwritten offering filed pursuant to Section 1.1(a) hereof advises the Holders of such securities that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company shall register first, the maximum number of Registrable Securities requested to be included in such registration by Artal and its Assignees and by Bermore, Ltd. (together with any Person who becomes the owner of Registrable Securities in accordance with Sections 4.2(a) (c) or (d) of the Bermore Agreement "Bermore") (to the extent permitted by, and in accordance with, its incidental registration rights contained in Annex A to the Bermore Agreement) which, with respect to both Artal, Bermore and their respective Assignees, in the Underwriter's opinion can be sold, and second, shares requested to be included by the Management Stockholders and any other holders of the Company's securities pursuant to any incidental registration rights granted after the date hereof (the Management Stockholders and such other holders together the "Other Holders"), which, in the Underwriter's opinion can be sold, pro rata based on the number of securities requested to be included by such stockholders; provided, however, that the provisions regarding priorities contained in registration rights agreements to which stockholders other than Artal or Bermore are parties shall control the relative prioritization as among such stockholders; and provided further, that (i) application of the preceding proviso shall not, in any manner, adversely affect or prejudice Artal's or Bermore's registration priority or other rights in respect of any such Demand Registration Statement and (ii) in respect of a Demand Registration Statement under Rule 415, any incidental or piggyback registration rights of any Other Holders shall apply only to registration of such Other Holders' securities pursuant to such Demand Registration Statement, and not to mandatory inclusion of such Other Holders' securities in any particular disposition (whether or not underwritten) of Seller's shares pursuant to such Demand Registration Statement.



     (f) Other Registrations. The Company shall not effect any registration of its Securities (except on Form S-8, S-4 or any successor forms to such Forms and only to the extent permitted by the SPA) from the date of a Demand Notice to register Registrable Securities pursuant to, and in accordance with Section 1.1(a) until the earlier of (i) 90 days after the date on which all securities covered by such Demand Registration Statement have been sold or (ii) 180 days after the Effectiveness Date of such Demand Registration Statement (or, in the case of a Two-Year Registration Statement, if any, the earlier of 24 months after the Effectiveness Date of such Registration Statement or the third anniversary of the Lockup Expiration Date), unless the Company shall have first notified in writing the selling stockholders of the Registrable Securities covered by such Demand Registration Statement of its intention to do so, and Artal and, if applicable, the managing Underwriter shall have consented thereto in writing; provided, however, that in the event of any conflict between the provisions of clause (ii) of this paragraph (f) and the lock-up provisions contained in any underwriting agreement which has been entered into in connection with a registered underwritten offering under the Two Year Registration Statement which contains a lock-up period which extends beyond 24 months after the Effectiveness Date of such Two Year Registration Statement, the provisions of such underwriting agreement shall be controlling.

     (g) Postponement and Suspension of Registration. Notwithstanding anything to the contrary contained herein, the Company may postpone for up to sixty (60) days the filing or the effectiveness of a Demand Registration Statement or may suspend the right to transfer securities which are the subject of an effective Demand Registration Statement if a majority of the Board of Directors, including the two (2) independent directors, has in good faith determined, and has delivered to Artal a written certification signed by such majority of the Board of Directors, including the two (2) independent directors, to the effect that,
(i) the Company is intending to currently consummate, and has a reasonable likelihood of currently consummating, a material corporate transaction outside of the ordinary course of business (any such transaction, a "Significant Corporate Transaction") that would, in the written opinion of outside counsel, require additional disclosure regarding such Significant Corporate Transaction in the applicable Registration Statement in order for sales of securities pursuant to such Registration Statement to not be in violation of applicable securities laws, (ii) failure to engage in such Significant Corporate Transaction at such time would be materially adverse to the Company and (iii) no disclosure could be made in the applicable Registration Statement regarding such Significant Corporate Transaction that would not be materially adverse to the Company; provided, however, that a period representing two times the period of any such postponement or suspension (the "Additional Registration Period") shall be added to the effectiveness periods set forth under Section 1.1(d) and provided further, however, that no such postponement or suspension shall be imposed unless at least four (4) months have expired since the termination of any prior such postponement or suspension pursuant to this Section 1.1(g).

     (h) In order to assist the Company and Flowers in complying with any trading restrictions or reporting obligations with respect to Keebler Stock promulgated under the Exchange Act including, but not limited to Regulation M or any successor provision, Artal, the Company and Flowers shall cooperate in all reasonable respects, by communicating Flowers' and Keebler's intentions with respect to open market repurchases of Keebler Stock and Artal's intentions with respect to sales of Artal Registrable Securities, so long as the fulfillment of such obligation does not in any way interfere with Artal's ability to dispose of Artal Registrable Securities in any such transaction, including, but not limited to, (i) during the period that any Demand Registration Statement covering shares of Keebler Stock held by Artal is effective, Artal agrees to use its reasonable efforts to provide at least three business days prior written notice to Keebler and Flowers of any proposed sale of Artal Registrable Securities pursuant to any such Registration Statement, provided, however, that notwithstanding anything to the contrary in this clause (i), Artal shall not be prevented from engaging in or be delayed with respect to any such sale of Artal Registrable Securities if such notice has not been given and (ii) Artal shall notify Keebler and Flowers promptly upon the completion of any distribution of Artal Registrable Securities pursuant to such Registration Statement.

     (i) The obligations of the Company under Section 1.1(a) shall expire on the earlier of (i) January 26, 2006 and (ii) that point in time when Artal and its Assignees shall cease to own any Artal Registrable Securities.

     1.2 Incidental Registrations.

     (a) "Piggy-back" Registrations. If the Company at any time proposes to register (including a registration effected by the Company for shareholders other than Artal and its Assignees) any Common Stock under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms) for public offerings for cash, whether or not for its own account, it will, each such time, give prompt written notice to Artal and its Assignees, Bermore (to the extent permitted by and in accordance with its incidental registration rights contained in Annex A to the Bermore Agreement) and all Other Holders of Registrable Securities with then existing rights of registration of its intention to do so and of such stockholders' rights under this Section 1.2, at least 30 days prior to the anticipated date of the initial filing of the registration statement relating to such registration. Such notice shall offer all such stockholders the opportunity to include in such registration statement such number of Registrable Securities as each such stockholder may request. Upon the written request of any such stockholder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such stockholders and to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten offering, all stockholders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or a demanding shareholder pursuant to a demand registration right granted after the date hereof, as the case may be, (except that indemnification obligations of the holders shall be limited to those obligations set forth in 1.5(b)); (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all stockholders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and (iii) any stockholder that owns less than 3% of the outstanding class of any securities to be registered in accordance with this Section, if such stockholder requests to include in such registration any of such stockholder's shares of such class, shall request to include in such registration all of such stockholder's shares of such class. A registration effected pursuant to this Section 1.2(a) is referred to herein as an "Incidental Registration."

     (b) Priority in Incidental Registrations. If a registration pursuant to this Section 1.2 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of shares of Common Stock (including all Registrable Securities) which the Company, Artal and its Assignees and any other stockholders propose to include in such registration exceeds the largest number of shares which can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the Company will include in such registration up to such maximum number of shares (i) first, all the shares the Company initially proposes to sell for its own account, or for the account of a demanding shareholder, pursuant to a demand registration right granted after the date hereof as the case may be, and (ii) second, to the extent that the number of shares referred to in clause (i) is less than the number of shares which the Company has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by Artal and its Assignees pursuant to Section 1.2(a), Bermore (to the extent permitted by and accordance with its incidental registration rights contained in Annex A to the Bermore Agreement), or by any other stockholder of securities entitled to elect and electing to register securities pursuant to any other registration rights agreement to which the Company is a party, provided that if the number of Registrable Securities requested to be included in such registration by Artal, its Assignees, Bermore and such other stockholders, together with the number of securities which the Company proposes to sell for its own account to be included in such registration pursuant to clause (i) of this Section exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities requested to be included in such registration shall be limited to such extent and shall be allocated pro rata first among Artal and its Assignees requesting such registration pursuant to Section 1.2(a) and Bermore (to the extent permitted by and in accordance with its incidental registration rights contained in Annex A to the Bermore Agreement) and second among all Other Holders on the basis of the relative number of securities requested to be included in such registration, and provided further, however, that the provisions regarding priorities contained in registration rights agreements to which stockholders other than Artal and its Assignees or Bermore are parties shall control the relative priorities among such other stockholders; provided further, that application of the preceding proviso shall not, in any manner, adversely affect or prejudice Artal's or Bermore's registration priority or other rights in respect of any such Registration Statement.

     (c) Artal and its Assignees shall be entitled to have their Registrable Securities included in all registrations covered by this Section 1.2 until the earlier of (i) January 26, 2006 and (ii) that point in time when Artal and its Assignees shall cease to own any Artal Registrable Shares.

     1.3 Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof (including, without limitation, block trades, market sales or underwritten offerings), and pursuant thereto the Company shall as expeditiously as possible:

     (a) Prepare and file with the SEC a Registration Statement or Registration Statements on Form S-3 (including, if requested by a demanding holder, a Registration Statement under Rule 415 of the 1933 Act) or such other form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein;

provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall afford the holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, if any, and the managing or sole Underwriter, if any, an opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which Artal and its Assignees have a right to review prior to the filing of such document, if Artal (or, if Artal has elected not to include any of its Registrable Securities in such Registration Statement, the holders of a majority of the Registrable Securities covered by such Registration Statement, Special Counsel, if any, or the managing Underwriter, if any), shall reasonably object, in writing, on a timely basis.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the effectiveness period provided herein; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify Artal and its Assignees, Special Counsel, if any, and the managing Underwriters, if any, promptly (but in any event within 5 business days), and confirm such notice in writing, (i) when a Registration Statement, Prospectus or prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any such stockholder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and all documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,

iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 1.3(k) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     (d) Use its best efforts (i) to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, (ii) if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

     (e) If requested by the managing or sole Underwriter, if any, or Artal (or, if Artal has elected not to include any of its Registrable Securities in such Registration Statement, the holders of a majority of the Registrable Securities covered by such Registration Statement), (i) promptly incorporate in a Registration Statement, Prospectus, prospectus supplement or post-effective amendment such information as the managing or sole Underwriter, if any, or Artal or such other stockholders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Registration Statement, Prospectus, prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any actions under this Section 1.3(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

     (f) Furnish to each selling stockholder of Registrable Securities who so requests and to Special Counsel and each managing Underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

     (g) Deliver to each selling stockholder of Registrable Securities, Special Counsel, and the Underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling stockholders of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

     (h) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with the selling stockholders of Registrable Securities and the Underwriters or sales agents, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any such selling stockholder or the managing Underwriters or sales agents, if any, reasonably request in writing, provided that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform "blue sky" investigations and file registrations and qualifications required to be filed pursuant to this Section 1.3(h); use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period during which the related Registration Statement is required to be kept effective hereby and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

     (i) Cooperate with the selling stockholders of Registrable Securities and the managing or sole Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing or sole Underwriter, if any, or such selling stockholders may reasonably request at least two business days prior to any sale of Registrable Securities.

     (j) Upon the occurrence of any event contemplated by clause (v) or (vi) of
Section 1.3(c) above, as promptly as practicable after and in any event within ten business days of the Company's having become aware of such event prepare and file a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (k) If the offering is to be underwritten, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole Underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection: (i) make such representations and warranties to the Underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to Underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing or sole Underwriters), addressed to the Underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the Underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) cause the Company's management to be made available for, and assist in, the marketing and disposition of such Registrable Securities in the manner and to the extent reasonably requested by the Underwriters, including, without limitation, participation by management in customary road shows, investor conferences and other similar presentations; and (v) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 1.5 hereof (or such other provisions and procedures acceptable to stockholders holding a majority of the Registrable Securities covered by such Registration Statement) with respect to all parties to be indemnified pursuant to said Section. The above shall be done as, when and to the extent required under each underwriting agreement.

     (l) Use its best efforts to cause the Registrable Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if applicable, if so requested by Artal (or, if Artal and its Assignees have elected not to include any of their Registrable Securities in such Registration Statement, the holders of a majority of the Registrable Securitiescovered by such Registration Statement) or the managing or sole Underwriter, if any.

     (m) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange on which securities issued by the Company are then listed, or (ii) authorized to be quoted on the NASDAQ or the National Market System of the NASDAQ if the securities so qualify, in each case, if requested by Artal (or, if Artal and its Assignees have elected not to include any of their Registrable Securities in such Registration Statement, the holders of a majority of the Registrable Securities covered by such Registration Statement) or the managing or sole Underwriter, if any.

     (n) (i) Make available for inspection by a representative of the selling stockholders of Registrable Securities being sold, any Underwriter participating in any such disposition of Registrable Securities, if any, and any accountant retained by such representative of such stockholders or Underwriter or Special Counsel, if any (collectively, the "Representatives"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Representative unless (i) disclosure of such information is required by court or administrative order,
(ii) disclosure of such information, in the opinion of counsel to such Representative, is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, or
(iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Representative; without limiting the foregoing, no such information shall be used by such Representative as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law and (ii) cause the Company's management to be made available, upon reasonable request and under circumstances, including the frequency of such requests and the number of shares involved, that do not unduly impose on such management's ability to conduct the business of the Company, for presentations or discussions with (A) agents representing Artal and its Assignees in connection with proposed sales of Seller's Shares by any means other than an underwritten offering (including, without limitation, by means of block trades; and (B) prospective purchasers of such Seller's Shares.


     (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing atthe end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to Underwriters in suchan offering, commencing on the first day of the first fiscal quarter of the Company after the Effectiveness Date of a Registration Statement, which statements shall cover said 12-month periods.

     The Company may require each seller of Registrable Securities as to which any registration is being effected hereunder to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information promptly after receiving such request.

     Artal and its Assignees hereby agree that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (ii),
(iv) or (v) (it being understood that, if any event of the kind described in clause (v) of Section 1.3(c) also would constitute a Significant Corporate Transaction, so long as the Company has complied with the requirements of
Section 1.1(g)) of Section 1.3(c), such stockholder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.3(j), or, if earlier, until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice at any time during the effectiveness period of a Registration Statement, the effectiveness period shall be extended by the number of days during such periods from and including the date of the giving of such notice (the "Notice Date") to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 1.3(j) or (y) the Advice, except that in respect of any event of the kind described in clause (v) of Section 1.3(c) which is a Significant Corporate Transaction, the effectiveness period of any such Registration Statement shall be extended for the Additional Registration Period as determined under Section 1.1(g).

     1.4 Registration Expenses.

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the Underwriters or counsel for the Company, in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 1.3(h), in the case of Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing or sole Underwriter, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 1.3(k) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Company so desires such insurance, (viii) the expense of any annual audit and (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

     (b) Without limiting Section 1.4(a), in connection with any Registration Statement relating to Artal Registrable Securities, Artal and its Assignees shall bear no fees and expenses of any kind other than the discounts, commissions, or fees of Underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of such Registrable Securities, the fees and disbursements of Special Counsel or such other counsel chosen by Artal and its Assignees and actual out-of-pocket expenses incurred by Artal and its Assignees in connection with the Registration Statement.

     1.5 Indemnification, Contribution.

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each of Artal and its Assignees, the officers, directors and agents and employees of each of them, each Person who controls each such stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys, fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Indemnified Party to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Indemnified Party or the related holder of Registrable Securities failed to send or deliver (if it had a duty to do so) a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related holder of Registrable Securities to the Person asserting the claim from which such Losses arise, (y) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (z) the Company has complied with its obligations under Section

1.3(c). Such indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

     (b) Indemnification by Artal and its Assignees. In connection with any Registration Statement in which Artal or its Assignees are participating, an authorized officer of such selling stockholder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company and its respective directors, officers, agents and employees each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading (in the case of any Prospectus or form of Prospectus, in light of the circumstances in which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information about Artal and its Assignees furnished by such stockholder to the Company expressly for use in such Registration Statement or Prospectus provided, however, that such selling stockholder of Registrable Securities shall not be liable in any such case to the extent that such stockholder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such, Registration Statement or Prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of Artal or its Assignees be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

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
     (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying parties agree to pay such fees and expenses; (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying, parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the

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

indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

     (d) Contribution. If the indemnification provided for in this Section 1.5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 1.5 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue-statement of a material fact or omission or alleged omission to state a material fact, has been taken by or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 1.5(a) or 1.5(b) was available to such party.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 1.5(d), an indemnifying party that is a selling stockholder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     1.6 Rules 144 and 144A. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of Artal and its Affiliates make publicly available other information so long as such information is necessary to permit sales under Rules 144 and 144A), and will take such further action as any such stockholder may reasonably request, all to the extent required from time to time to enable such stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any such stockholder, the Company shall deliver to such stockholder a written statement as to whether it has complied with such requirements.

     1.7 Underwritten Registrations. As to Registrable Securities covered by any underwritten offering under a Demand Registration Statement, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by Artal (or if Artal and its Assignees have elected not to include any of their Securities in such Registration Statement, the holders of a majority of the Registrable Securities covered by such Registration Statement) which selection will be subject to the consent of Flowers (which consent will not be unreasonably withheld or delayed). No selling stockholder of Registrable Securities may participate in any underwritten registration hereunder unless such stockholder (a) agrees to sell such stockholder's Registrable Securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other

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

documents required under the terms of such underwriting arrangements
(except that indemnification obligations of such stockholders shall be limited to those obligations set forth in Section 1.5(b).

     1.8 Assignment. The rights and obligations of Artal hereunder (except for Artal's rights to request the Two-Year Registration Statement) may be assigned to a purchaser of Registrable Securities from Artal in a private, unregistered transaction (an "Assignee") but only subject to the satisfaction of all of the following conditions: (i) any such Assignee must agree in writing to be bound by all of the provisions of this Agreement as though such Assignee had been an original signatory hereof; (ii) in no event shall the Company be required to honor requests for more than four (4) Demand Registration Statements, including the Two-Year Registration Statement, and such Demand Registrations shall be in conformity in all respects with the provisions of this Agreement; and (iii) at the time such Assignee delivers a Demand Notice, the product of the number of shares which are being requested to be included in such registration times the closing price of the Registrable Securities on the New York Stock Exchange or such other exchange on which such shares are then listed on the trading day immediately preceding the date of such Demand Notice shall be not less than $75 million.

     1.9 Other Registration Rights. The Company shall not grant any registration rights after the date hereof (i) that are superior to the rights granted to Artal hereunder (including, without limitation, Artal's piggyback registration rights hereunder) or (ii) which would give another party the right to include shares of Common Stock in any Demand Registration Statement which is being filed pursuant to this Agreement (except where such right to include shares in a Demand Registration Statement is subordinate to the right of Artal and its Assignees to include shares in such Demand Registration Statement with respect to prioritization in the event of any underwriter cutback) or (iii) which would give any party demand registration rights exercisable at any time prior to the expiration of Artal's demand registration rights hereunder or (iv) which are superior to the piggyback registration rights granted to Bermore pursuant to the Bermore Agreement.

     1.10 Regulatory Filings. The Company will, to the extent reasonably requested by Artal, provide information to Artal and otherwise assist Artal in connection with all filings with the SEC or the New York Stock Exchange required to be made by Artal or its Affiliates in respect of the Company, including,


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

without limitation, filings on Forms 3, 4 and 5 or Schedule 13D under the Exchange Act, with the understanding that the ultimate responsibility for making such filings and for the accuracy of such filings remains with Artal or its Affiliates.

     1.11 Definitions. Capitalized terms used in this Annex A shall have the meanings set forth below:

     "Additional Registration Period" shall have the meaning specified in
Section 1.1(g).

     "Advice" shall have the meaning specified in Section 1.3.(o).

     "Affiliate" means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Artal Registrable Securities" means, collectively, (a) the Securities owned of record by Artal on the date hereof, and (b) all Securities issued with respect to the Securities described in clause (a) above by way of any recapitalization, stock split or other similar transaction.

     "Assignee" shall have the meaning specified in Section 1.8.

     "Demand Notice" shall have the meaning specified in Section 1.1(a).

     "Demand Registration Statement" shall have the meaning specified in Section 1.1(a).

     "Effectiveness Date" shall have the meaning specified in Section 1.1(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Filing Date" shall have the meaning specified in Section 1.1(a).

     "Indemnified Party" shall have the meaning specified in Section 1.5(a).

     "Initial Demand Date" means the date that is 75 days prior to the Lockup Expiration Date.

     "Lockup Expiration Date" means the date on which the Lockup Period expires.

     "Losses" shall have the meaning specified in Section 1.5(a).

     "Management Stockholders" shall mean those members of management of the Keebler Corporation who have entered into


     Management Stockholder Agreements with INFLO Holdings Corporation prior to the date hereof.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Notice Date" shall have the meaning specified in Section 1.3(o).

     "Other Holders" shall mean the Management Stockholders and any stockholders of the Company with registration rights granted after the date hereof.

     "Person" shall mean an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Proceeding" shall have the meaning specified in Section 1.5(c).

     "Registrable Securities" means the Artal Registrable Securities, and any securities of the Company owned by Bermore or any Other Holder.

     "Registration Statement" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Representative" has the meaning set forth in Section 1.3(n).

     "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "Rule 415" means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the Securities and Exchange Commission.

     "Special Counsel" means a single law firm selected by Artal and its Assignees in connection with any Registration Statement.

     "Underwriter" has the meaning set forth in Section 2(11) of the Securities Act.




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